UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 5, 2010

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Announcement of CEO Appointment, CEO Transition and Separation of Chairman and CEO Positions

On May 10, 2010, Polycom, Inc. (“Polycom”) announced that Andrew M. Miller, age 50, has been appointed by Polycom’s Board of Directors (the “Board”) to succeed Robert C. Hagerty as Polycom’s Chief Executive Officer and President, effective as of such date. Mr. Miller joined Polycom in July 2009 as Executive Vice President, Global Field Operations. Prior to joining Polycom, Mr. Miller served as global president of IPC Information Systems, LLC, a trading technology and network connectivity provider, from December 2007 to June 2009. Prior to his position with IPC, Mr. Miller joined Monster Worldwide Inc., a provider of global online employment solutions, as Senior Vice President, Monster North America, from June 2006 to August 2007. Mr. Miller served as Chief Executive Officer of Tandberg asa, a video solutions provider, from January 2002 to January 2006. Mr. Miller also held a number of roles at Cisco Systems, Inc. from 1990 to 2001, including Vice President, U.S. Area Sales (West) and Vice President, Marketing (Customer Advocacy). Mr. Miller has been on the Board of Directors of BroadSoft Inc. since June 2006. Mr. Miller has a B.S. in Business Administration from the University of South Carolina.

In connection with this transition, Robert C. Hagerty is stepping down as Chairman of the Board, Chief Executive Officer and President of Polycom and is resigning from the Board, all effective as of May 10, 2010. Mr. Hagerty will continue to serve as an advisor to Mr. Miller and Polycom’s Board for a period of at least one year, pursuant to the terms of a Consulting Agreement entered into on May 7, 2010, as described in further detail below.

Further, the Board has appointed David G. DeWalt as the Chairman of the Board effective May 10, 2010, and eliminated the position of Lead Independent Director. The Board plans to appoint Mr. Miller to the Board of Directors shortly following this year’s Annual Meeting of Stockholders.

A copy of the press release announcing these events is furnished as Exhibit 99.1.

Andrew Miller Compensation Arrangements

On May 5, 2010, the independent members of the Board approved a new compensation package for Mr. Miller, effective May 10, 2010, which provides Mr. Miller with $600,000 annual base salary and an annual target bonus opportunity as a percentage of base salary of 100%.

Further, on May 6, 2010, the independent members of the Board approved a grant to Mr. Miller of 15,000 target performance shares. The three twelve-month performance periods for this grant will measure the Company’s total shareholder return for each performance period, as compared to the Russell 2000 Index. The award will vest annually over three years, subject to the achievement of the applicable performance criteria for each measured performance period and continued employment. In addition, on May 6, 2010, the independent members of the Board approved a grant to Mr. Miller of 15,000 target restricted stock units. One-third (1/3) of the number of restricted stock units is scheduled to vest on the first anniversary of the grant date and the remaining two-thirds (2/3) will vest in equal, annual installments on the second and third anniversaries of the grant date (subject to continued employment).

Executive Severance Plan and Change of Control Agreement Amendments

On May 6, 2010, the independent directors of the Board amended Polycom’s Executive Severance Plan (the “Severance Plan”), as approved by the Compensation Committee of the Board in February 2010, to provide different benefits thereunder for Mr. Miller in connection with his new role as Chief Executive Officer. Pursuant to the amended Severance Plan, if Mr. Miller’s employment is in the future terminated by Polycom other than for cause, death or disability, or if he resigns for good reason (as such terms are defined in the Severance Plan), the Severance Plan provides for a lump sum severance payment equal to 200% of Mr. Miller’s base salary as then in effect plus 200% of his target bonus in effect in the last fiscal year that ended prior to the termination date, continued health benefits for one year and outplacement assistance. In order to receive severance benefits under the Severance Plan, Mr. Miller must execute a release of claims in favor of Polycom and agree to non-solicitation, non-disparagement and non-competition (if applicable) obligations for a period of one year following his termination.

On May 6, 2010, the independent directors of the Board also approved an Amended Change of Control Severance Agreement (the “Amended COC Agreement”) to be entered into between Polycom and Mr. Miller. Pursuant to the terms of the Amended COC Agreement, if, within twenty-four (24) months of a Change of Control (as defined in the Amended COC Agreement), Mr. Miller is terminated other than for cause or voluntarily terminates his employment for good reason (provided he has satisfied his obligation to remain with Polycom for six (6) months following a Change of Control), then he will receive a lump sum payment equal to 200% of his annual base salary and target bonus, continued employee benefit coverage for a period of up to 24 months from the date of termination and full vesting of his outstanding equity awards under Polycom’s equity incentive plans.

Consulting Agreement with Robert C. Hagerty and Payment of Severance Benefits

On May 7, 2010, as part of the CEO transition, Polycom and Mr. Hagerty entered into a Consulting Agreement pursuant to which Mr. Hagerty will provide advisory services as requested to Polycom’s Board and Mr. Miller, for a period of at least one year (unless earlier terminated in accordance with the terms of the Consulting Agreement). In exchange for such services, Mr. Hagerty will receive an aggregate amount of $500,000 payable over the term of the Consulting Agreement. During the term of the Consulting Agreement, Mr. Hagerty will also be subject to non-competition obligations with respect to certain identified companies. Upon mutual written agreement, the parties may elect to renew this Consulting Agreement for an additional one-year term.

Further, upon his execution and non-revocation of a legal release of claims, Mr. Hagerty is entitled to receive severance benefits pursuant to the terms of his Amended Severance Agreement filed with the Company’s Current Report on Form 8-K dated February 9, 2010.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2010, in connection with Mr. Hagerty’s resignation from the Board effective May 10, 2010, the Board approved an amendment to Polycom’s Bylaws to reduce the size of the Board to seven (7) members effective May 10, 2010. A copy of the Amended and Restated Bylaws of Polycom, Inc. is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

Polycom will file a supplement to its proxy statement for its 2010 Annual Meeting of Stockholders to reflect the changes described in this Report and that Mr. Hagerty is no longer a nominee for Polycom’s Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Polycom, Inc.

99.1	Press Release Entitled “Polycom Names Andrew Miller President and CEO”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ SAYED M. DARWISH
Sayed M. Darwish
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Date: May 10, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1 99.1	Amended and Restated Bylaws of Polycom, Inc. Press Release Entitled “Polycom Names Andrew Miller President and CEO”